UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2009

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2009, Infinera Corporation (the “Company”) received written notification from Alexandre Balkanski Ph.D. that he is resigning his position as a member of the Board of Directors (the “Board”) of the Company. The Company does not believe that Dr. Balkanski’s resignation was caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)(1) On December 15, 2009, the Board of the Company appointed Mr. Kambiz Hooshmand to the Board.

(2) There are no arrangements or understandings between Mr. Hooshmand and any other persons pursuant to which Mr. Hooshmand was appointed a director of the Company.

(3) Mr. Hooshmand was named to the Board’s compensation and nominating and governance committees.

(4) There are no transactions in which Mr. Hooshmand has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(5) Mr. Hooshmand will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. As part of this compensation the Board granted Mr. Hooshmand a stock option for 100,000 shares of the Company’s common stock, that vests monthly over a period of twenty-four months. Mr. Hooshmand will also enter into a director indemnification agreement with the Company in the form previously filed with the SEC.

A copy of the Company’s December 15, 2009 press release announcing Mr. Hooshmand’s election to the Board and Dr. Balkanksi’s resignation from the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III
Chief Legal Officer

Date: December 16, 2009

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